Exhibit 99.1

MP Materials Reports First Quarter 2022 Results
Record Quarterly Revenue, Net Income and Adjusted EBITDA
Strong Year-over-Year Growth in REO Sales and Production Volumes of 20% and 10%, Respectively
Revenue Up 177% Year-over-Year to $166.3M
Net Income Increased 431% Year-over-Year to $85.6M
Adjusted EBITDA Increased 301% Year-over-Year to $132.3M
Diluted EPS Grew 400% Year-over-Year to $0.45
Adjusted Diluted EPS Grew 285% Year-over-Year to $0.50

LAS VEGAS, May 5, 2022 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced financial results for the three months ended March 31, 2022.
“The MP team delivered strong execution and performance in the first quarter, highlighted by record quarterly revenues and profitability. We benefited from our continued focus on cost discipline and strong realized pricing,” said MP Materials Chairman and CEO, James H. Litinsky. “We are making steady progress on our goal to restore the full rare earth supply chain to the United States, including our Stage II project at Mountain Pass and our initial Stage III magnetics facility in Texas.”

First Quarter 2022 Financial and Operating Highlights

	For the three months ended March 31,		2022 vs. 2021
(unaudited)	2022	2021	Amount Change	% Change
Financial Measures:	(in thousands, except per share data)
Revenue(1)	$166,258	$59,971	$106,287	177%
Net income	$85,551	$16,119	$69,432	431%
Adjusted EBITDA(2)	$132,257	$33,000	$99,257	301%
Adjusted Net Income(2)	$96,337	$23,177	$73,160	316%
Diluted EPS	$0.45	$0.09	$0.36	400%
Adjusted Diluted EPS(2)	$0.50	$0.13	$0.37	285%

Key Performance Indicators:	(in whole units or dollars)
REO production volume (MTs)	10,828	9,849	979	10%
REO sales volume (MTs)	11,706	9,793	1,913	20%
Realized price per REO MT(2)	$13,818	$5,891	$7,927	135%
Production cost per REO MT(2)	$1,594	$1,475	$119	8%
(1)The vast majority of our revenue pertains to product sales of our rare earth concentrate.
(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Total Value Realized and Production Costs, which are used in the calculations of realized price per REO MT and production cost per REO MT. In addition, see tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
Revenue increased 177% year-over-year, driven by increases in the realized price of rare earth oxide (“REO”) in concentrate and metric tons (“MT”) of REO sold. The 135% increase in realized price compared to the first quarter of 2021 was due to higher demand for rare earths driving increased market prices. The 20% year-over-year increase in MTs sold was mainly due to higher production volumes and the timing of shipments, which fluctuate quarter-to-quarter but approximate production volumes over time. The 10% increase in production volumes compared to the first quarter of 2021 was due to improvements in the efficiency of our processing operations, mainly from higher ore feed rates and recoveries, as well as slightly higher mill uptime.
Adjusted EBITDA increased 301% year-over-year, driven by higher per-unit profitability, partially offset by higher personnel and other general and administrative costs, and advanced projects and development costs. Per-unit profitability improvements were driven primarily by higher realized prices. In addition, production costs would have declined slightly year-over-year when excluding the impact of costs associated with the commissioning of the combined heat and power (“CHP”) plant as well as hiring ahead of the restart of Stage II facilities. On a reported basis, production cost of $1,594 per MT of REO increased 8% year-over-year, mainly driven by the impacts of the commissioning of the CHP plant as well as the employee headcount, discussed above, while production efficiencies achieved during the quarter more than offset higher material, supplies, and payroll costs.
Net income increased 431% year-over-year, driven by significantly higher Adjusted EBITDA in the first quarter of 2022. Net income in the first quarter of 2022 was negatively impacted by higher income tax expense associated with an increase in pre-tax income; higher non-cash, stock-based compensation expense as well as an increase in advanced projects, start-up, and development costs associated with the acceleration in Stage II and Stage III plans. Adjusted Net Income increased by 316% year-over-year to $96.3 million, mainly due to higher Adjusted EBITDA, partially offset by higher income tax expense related mainly to higher pre-tax earnings.
Diluted earnings per share (“EPS”) increased 400% year-over-year to $0.45 driven by the higher net income discussed above. Adjusted Diluted EPS increased 285% to $0.50 due to the increase in Adjusted Net Income discussed above. Also impacting both comparisons was a 8% year-over-year increase in diluted weighted-average shares outstanding due to the issuance of a convertible bond in March 2021.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
(in thousands, except share and per share data, unaudited)	2022	2021
Revenue:
Product sales	$161,755	$59,739
Other sales	4,503	232
Total revenue	166,258	59,971

Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	23,173	17,936
Selling, general and administrative	20,565	13,458
Advanced projects, development and other	1,818	125
Depreciation, depletion and amortization	5,260	6,150
Accretion of asset retirement and environmental obligations	418	593
Total operating costs and expenses	51,234	38,262
Operating income	115,024	21,709
Other income, net	194	55
Interest expense, net	(1,905)	(1,154)
Income before income taxes	113,313	20,610
Income tax expense	(27,762)	(4,491)
Net income	$85,551	$16,119

Earnings per share:
Basic	$0.49	$0.10
Diluted	$0.45	$0.09

Weighted-average shares outstanding:
Basic	176,355,566	168,922,566
Diluted	193,490,330	179,319,489

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	For the three months ended March 31,
(in thousands, unaudited)	2022	2021
Net income	$85,551	$16,119
Adjusted for:
Depreciation, depletion and amortization	5,260	6,150
Interest expense, net	1,905	1,154
Income tax expense	27,762	4,491
Stock-based compensation expense(1)	9,773	5,673
Transaction-related, start-up and other non-recurring costs(2)	1,525	1,058
Accretion of asset retirement and environmental obligations	418	593
Loss (gain) on sale or disposal of long lived-assets, net(3)	257	(133)
Tariff rebate(4)	—	(2,050)
Other income, net	(194)	(55)
Adjusted EBITDA	$132,257	$33,000

(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Amount for the three months ended March 31, 2022, is principally comprised of start-up costs that do not qualify for capitalization, which relate to the restart of our CHP plant as well as certain costs associated with our Stage III initiatives. Amount for the three months ended March 31, 2021, relates to advisory, consulting, accounting and legal expenses principally in connection with the secondary equity offering, which was completed contemporaneously with the Convertible Notes offering in March 2021.
(3)Included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(4)Represents non-cash revenue recognized in connection with a tariff rebate received relating to product sales from prior periods.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	For the three months ended March 31,
(in thousands, unaudited)	2022	2021
Net income	$85,551	$16,119
Adjusted for:
Depletion(1)	3,069	4,531
Stock-based compensation expense(2)	9,773	5,673
Transaction-related, start-up and other non-recurring costs(3)	1,525	1,058
Loss (gain) on sale or disposal of long-lived assets, net(4)	257	(133)
Tariff rebate(5)	—	(2,050)
Other income, net	(194)	(55)
Tax impact of adjustments above(6)	(3,644)	(1,966)
Adjusted Net Income	$96,337	$23,177

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	For the three months ended March 31,
(unaudited)	2022	2021
Diluted EPS	$0.45	$0.09
Adjusted for:
Depletion(1)	0.01	0.02
Stock-based compensation expense(2)	0.05	0.03
Transaction-related, start-up and other non-recurring costs(3)	0.01	0.01
Loss (gain) on sale or disposal of long-lived assets, net(4)	0.00	0.00
Tariff rebate(5)	0.00	(0.01)
Other income, net	0.00	0.00
Tax impact of adjustments above(6)	(0.02)	(0.01)
Adjusted Diluted EPS	$0.50	$0.13
Diluted weighted-average shares outstanding	193,490,330	179,319,489
(1)Represents the depletion associated with the mineral rights for the rare earth ores contained in the Company’s mine.
(2)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(3)Amount for the three months ended March 31, 2022, is principally comprised of start-up costs that do not qualify for capitalization, which relate to the restart of our CHP plant as well as certain costs associated with our Stage III initiatives. Amount for the three months ended March 31, 2021, relates to advisory, consulting, accounting and legal expenses principally in connection with the secondary equity offering, which was completed contemporaneously with the Convertible Notes offering in March 2021.
(4)Included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(5)Represents non-cash revenue recognized in connection with a tariff rebate received relating to product sales from prior periods.
(6)Tax impact of adjustments is calculated using an adjusted effective tax rate, excluding the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 25.3% and 21.8% for the three months ended March 31, 2022 and 2021, respectively.

Reconciliation of GAAP Product Sales to Non-GAAP Total Value Realized

	For the three months ended March 31,
(in thousands, unless otherwise stated, unaudited)	2022	2021
Product sales	$161,755	$59,739
Adjusted for:
Tariff rebate(1)	—	(2,050)
Total Value Realized(2)	161,755	57,689
Divided by:
REO sales volume (in MTs)	11,706	9,793
Realized price per REO MT (in dollars)(3)	$13,818	$5,891
(1)Represents non-cash revenue recognized in connection with a tariff rebate received relating to product sales from prior periods.
(2)See “Use of Non-GAAP Financial Measures” below for definition and further information.
(3)May not recompute as presented due to rounding.

Reconciliation of GAAP Cost of Sales to Non-GAAP Production Costs

	For the three months ended March 31,
(in thousands, unless otherwise stated, unaudited)	2022	2021
Cost of sales(1)	$23,173	$17,936
Adjusted for:
Stock-based compensation expense(2)	(715)	(1,318)
Shipping and freight	(3,244)	(2,098)
Other(3)	(556)	(73)
Production Costs(4)	18,658	14,447
Divided by:
REO sales volume (in MTs)	11,706	9,793
Production cost per REO MT (in dollars)(5)	$1,594	$1,475
(1)Excluding depreciation, depletion and amortization.
(2)Pertains only to the amount of stock-based compensation expense included in cost of sales.
(3)Pertains primarily to costs (excluding shipping and freight) attributable to sales of stockpiles, including rare earth fluoride.
(4)See “Use of Non-GAAP Financial Measures” below for definition and further information.
(5)May not recompute as presented due to rounding.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, May 5, 2022. To access the conference call, participants should dial 1-844-405-1519 and international participants should dial 1-236-714-3004 and enter the conference ID number 1794885. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.
About MP Materials
MP Materials Corp. (NYSE: MP) is the largest producer of rare earth materials in the Western Hemisphere. The Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”), America’s only active and scaled rare earth mining and processing site. MP Materials produced approximately 15% of the rare earth content consumed in the global market in 2021. Separated rare earth elements are critical inputs for the magnets that enable the mobility of electric vehicles, drones, defense systems, wind turbines, robotics and many other high-growth, advanced technologies. MP Materials’ integrated operations at Mountain Pass combine low production costs with high environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability. More information is available at https://mpmaterials.com/.
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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange filings and public conference calls and webcasts.
Forward Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the market for rare earth materials, future demand for electric vehicles and magnets, estimates and forecasts of our results of operations and other financial and performance metrics, and the Company’s Stage II and Stage III projects. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for NdFeB magnets; the effects of competition on the Company’s future business; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, and the timing of achieving expected business milestones; risks related to the Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; the impact of the global COVID-19 pandemic, on any of the foregoing risks; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.

Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Total Value Realized, and Production Costs. We define Adjusted EBITDA as our GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; transaction-related, start-up and other non-recurring costs; accretion of asset retirement and environmental obligations; gain or loss on sale or disposal of long-lived assets; write-downs of inventories; tariff rebates; and other income or loss, net. Adjusted Net Income is defined as our GAAP net income or loss excluding the impact of depletion; stock-based compensation expense; transaction-related, start-up and other non-recurring costs; gain on sale or disposal of long-lived assets; write-downs of inventories; tariff rebates; and other income or loss, net; adjusted to give effect to the income tax impact of such adjustments. Adjusted Diluted EPS is defined as GAAP diluted earnings per share (“EPS”) excluding the per share impact, using GAAP diluted weighted-average shares outstanding as the denominator, of depletion; stock-based compensation expense; transaction-related, start-up and other non-recurring costs; gain or loss on sale or disposal of long-lived assets; tariff rebates; and other income or loss, net; adjusted to give effect to the income tax impact of such adjustments. Total Value Realized, which we use to calculate our key performance indicator, realized price per REO MT, is defined as GAAP product sales adjusted for the revenue impact of tariff rebates related to prior period sales. Realized price per REO MT is calculated as the quotient of: (i) our Total Value Realized for a given period and (ii) our REO sales volume for the same period. Production Costs, which we use to calculate our key performance indicator, production cost per REO MT, is defined as our cost of sales (excluding depreciation, depletion and amortization), less stock-based compensation expense included in cost of sales, shipping and freight costs, and costs attributable to certain other sales, for a given period. Production cost per REO MT is calculated as the quotient of: (i) our Production Costs for a given period and (ii) our REO sales volume for the same period.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials believes that the use of Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide an additional tool for investors to use in evaluating projected operating results and trends. MP Materials believes realized price per REO MT, which utilizes the non-GAAP financial measure, Total Value Realized, is an important measure of the market price of the Company’s product. Furthermore, MP Materials believes production cost per REO MT sold, which utilizes the non-GAAP financial measure, Production Costs, is a key indicator of the Company’s production efficiency. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
Contacts

Investors:
IR@mpmaterials.com

Media:
Matt Sloustcher
media@mpmaterials.com